Exhibit 99.1

Behringer Harvard Opportunity REIT II, Inc. 2016 Second Quarter Update Arbors Harbor Town, Memphis, TN

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Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our investments are located; the availability of cash flow from operating activities for special distributions, if any; conflicts of interest arising out of our relationships with our advisor and its affiliates; our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to obtain debt financing at favorable terms or a failure to satisfy the conditions and requirements of that debt; our ability to make accretive investments in a diversified portfolio of assets; future changes in market factors that could affect the ultimate performance of our development or redevelopment projects, including but not limited to construction costs, plan or design changes, schedule delays, availability of construction financing, performance of developers, contractors and consultants, and growth in rental rates and operating costs; our ability to secure leases at favorable rental rates; our ability to sell our assets at a price and on a timeline consistent with our investment objectives; impairment charges unfavorable changes in laws or regulations impacting our business, our assets or our key relationships; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission.

Agenda Notable Events Financial Review Portfolio Updates Strategy Review Questions River Club and Townhomes at River Club, Athens, GA

Notable Events Board of Directors continuing to consider orderly disposition of assets and special distributions Sold Lakewood Flats for contract price of $68.8 million Acquired in 2014 for contract price of $60.5 million Sale netted approximately $32 million of cash to the fund Denver multifamily project targeted for completion in Fall Lakes of Margate, Margate, FL

Financial Review Selected Financial Data Cash Position (Dollars in Thousands) * Excluding Hotel and Lakewood Flats. For a reconciliation of Same Store NOI to Net Income, refer to Current Report on Form 8-K filed on August 18, 2016. June 30, December 31, 2016 2015 Change $38,896 $76,815 ($37,919) 2016 2015 Change % Change Rental Revenue 7,531 $ 8,465 $ (934) $ (11.0%) Property Operating Expenses 2,210 $ 2,767 $ (557) $ (20.1%) Same Store Rental Revenue 5,883 $ 5,477 $ 406 $ 7.4% Same Store Property Operating Expenses 1,913 $ 1,938 $ (25) $ (1.3%) Hotel Revenue 4,162 $ 4,314 $ (152) $ (3.5%) Hotel Operating Expenses 3,262 $ 3,116 $ 146 $ 4.7% 2016 2015 Change % Change Rental Revenue 14,850 $ 16,951 $ (2,101) $ (12.4%) Property Operating Expenses 4,493 $ 5,664 $ (1,171) $ (20.7%) Same Store Rental Revenue 11,553 $ 10,846 $ 707 $ 6.5% Same Store Property Operating Expenses 3,811 $ 3,954 $ (143) $ (3.6%) Same Store NOI * 5,850 $ 5,090 $ 760 $ 14.9% Hotel Revenue 9,293 $ 9,142 $ 151 $ 1.7% Hotel Operating Expenses 6,710 $ 6,274 $ 436 $ 6.9% Three Months Ended June 30, Six Months Ended June 30,

Financial Review (cont.) Funds From Operations* (Per share) * For a reconciliation of Funds From Operations to Net Income, refer to Current Report on Form 8-K filed on August 18, 2016. 2016 2015 Change $0.04 $0.05 ($0.01) 2016 2015 Change $0.11 $0.10 $0.01 Three Months Ended June 30, Six Months Ended June 30,

Financial Review *(cont.)*

Portfolio Debt

(Dollars in thousands)

Description	Balance as of 6/30/16	Interest Rate	Maturity Date
Courtyard - Kauai	$ 38,000	30-day LIBOR +0.95% (1)(2)	05/09/17
Gardens Medical Pavilion	13,101	4.90%	01/01/18
River Club and the Townhomes at River Club	24,110	5.26%	05/01/18
Parkside (3)	10,285	5.00%	06/01/18
Arbors Harbor Town	24,894	3.99%	01/01/19
Lakes of Margate	14,371	5.49% and 5.92%	01/01/20
22 Exchange	19,474	3.93%	05/05/23
	$ 144,235 (4)		

(1) 30-day LIBOR was 0.47% at June 30, 2016.

(2) LIBOR capped by hedge at 5.0% through October 2016.

(3) Includes $0.3 million of unamortized premium related to debt assumption.

(4) Excludes Lakewood Flats, which was classified as real estate held for sale at June 30, 2016.

- Total Debt/Total Assets at June 30, 2016 was 59.3% (including unamortized premium and excluding real estate held for sale and deferred financing fees.)
- The weighted average interest rate at June 30, 2016 was 3.8% (excluding real estate held for sale).
- The weighted average remaining loan term at June 30, 2016 was 2.5 years (excluding real estate held for sale).

© 2016 Behringer

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Behringer Harvard Opportunity REIT II Portfolio River Club 22 Exchange Courtyard by Marriott - Kauai Gardens Medical Pavilion Prospect Park Development Mezzanine Financing Arbors Harbor Town Parkside Apartments Lakes of Margate

Portfolio Update Arbors Harbor Town, Memphis, Tennessee 97% occupied Current average effective in-place rent is $1.20/sf Latest new leases at approx. $1.41/sf, up more than 15% compared with current in-place rent Lakes of Margate, Margate, Florida 96% occupied Current average effective in-place rent is $1.64/sf, up more than 10% YOY Latest new leases at approx. $1.65/sf Parkside Apartments, Sugar Land, Texas 90% occupied Current average effective in-place rent is $1.23/sf, Latest new leases for renovated units at approx. $1.28/sf vs. $1.35-$1.45/sf last year

Portfolio Update (cont.) Courtyard Kauai, Hawaii (year to date) Revenues: +1.7% YOY ADR: +1.5% YOY Occupancy: Fell 2.2 pct. pts, to 83.8% RevPAR: -1.1% YOY NOI: Down 10.3% YOY River Club Apartments and Townhomes, University of Georgia 100% preleased for 2016-17 school year Better than local market Prelease rental rates are more than 8% greater than last year 22 Exchange, University of Akron 90% preleased for 2016-17 school year Strong competition in local market School continues to face student enrollment challenges Retail lease activity is improving

Portfolio Update (cont.) Gardens Medical Pavilion, Palm Beach Gardens, Florida 66% occupied, up from 62% at end of first quarter Q2 leasing activity less than expected, but beginning to accelerate Pursuing several prospective tenants

Operating Strategy 1875 Lawrence, Denver, CO Manage assets to create liquidity for shareholders Continue to focus on identifying the appropriate time to sell remaining assets Maintain a strong balance sheet, which provides flexibility to execute Continue to consider additional special cash distributions from asset sales

Playback Information Presentation and playback will be available at behringerinvestments.com under “Prior Programs Resources” A dial-in playback will be available at 888-203-1112; use conference ID 3916943 Playbacks will be available until September 16, 2016.

Investor Contact Information Opportunity REIT I: www.behringerinvestments.com Shareholder Services: 866-655-3650 TIER REIT: www.tierreit.com Shareholder Services: 844-782-0585 Investor Relations: 972-483-2465 Monogram Residential Trust: www.monogramresidentialtrust.com Shareholder Services: 844-391-3033 Investor Relations: 469-250-5638